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                                                                   EXHIBIT 10.11



                          EMPLOYEE SERVICES AGREEMENT


                 THIS EMPLOYEE SERVICES AGREEMENT (the "Agreement"), dated July 24, 1996, by and between ZymeTx, Inc., a Delaware corporation ("ZymeTx"), and Oklahoma Medical Research Foundation, an Oklahoma corporation ("OMRF").

                 WHEREAS, on December 22, 1995, OMRF, ZymeTx and certain other parties entered into a letter agreement (the "Letter Agreement"), a copy of which is attached hereto as Exhibit "A"; and

                 WHEREAS, under the terms of the Letter Agreement, OMRF agreed to employ certain persons for the purpose of performing services for ZymeTx.

                 NOW, THEREFORE, in consideration of the agreements and transactions made and consummated between ZymeTx and OMRF pursuant to the Letter Agreement and other good and valuable consideration, the parties hereby agree as follows:

                 1.       EMPLOYMENT SERVICES.

                          1.1     Employment by OMRF; Services to ZymeTx.
During the Term of this Agreement, as hereinafter defined, OMRF hereby agrees to employ only those persons (the "Employees") set forth on Exhibit "B" hereto, for the purpose of performing such services to ZymeTx as shall be determined from time to time in the sole discretion of ZymeTx.

                          1.2     Provision of Employee Services by OMRF.  OMRF
agrees to make Employees available on a full-time basis to perform the services required hereunder exclusively and solely for ZymeTx during the term of this Agreement. OMRF further agrees that upon written request by ZymeTx, OMRF shall release the Employees to become employees of ZymeTx and as a consequence thereof, Employees shall no longer be employees of OMRF.

                          1.3.    OMRF's Relationship with Employees.  Unless
OMRF, in its sole discretion, enters into an express, written employment contract with an Employee, all Employees are employees at will. OMRF may terminate any Employee, with or without cause at any time, without regard to the Termination Date, as hereinafter defined. Similarly, any Employee may terminate his employment with OMRF at any time. Nothing in this Agreement shall be construed by any employee as an employment contract for a specified period of time.

                 2. TERM OF AGREEMENT. The term of this Agreement (the "Term") shall commence as of the date of this Agreement (the "Commencement Date"), and shall continue through and expire on the third anniversary thereof (the "Termination Date") unless earlier terminated as herein provided.
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                 3.       PARTICIPATION IN EMPLOYEE BENEFIT PLANS.  During the
Term, the Employees shall be permitted to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, similar benefit plan or other so-called "fringe benefits" of OMRF, which may be available to other employees of OMRF generally on the same terms as such other employees; provided, however, the Employees shall not participate in revenue received by OMRF from ZymeTx pursuant to that certain License Agreement by and between OMRF and ZymeTx dated May 1, 1996.

                 4.       OBLIGATIONS OF ZYMETX.

                          4.1     Reimbursement.  ZymeTx shall reimburse OMRF
for all salary, compensation, payroll taxes and other employment related expenses ("compensation expenses") incurred by OMRF and approved in advance by ZymeTx. ZymeTx shall not be obligated to reimburse OMRF for any salary increase which was not approved in advance by ZymeTx. OMRF shall invoice ZymeTx monthly for such reimbursement and such invoice shall be due and payable with ten (10) days of receipt by ZymeTx.

                          4.2     Indemnification.  ZymeTx shall defend and
indemnify OMRF and save OMRF harmless from and against any and all loss, damages, costs, attorneys' fees, expenses, liabilities, claims, charges or actions arising from or out of any claim, lawsuit, or proceeding by or on behalf of any Employee relating in any manner to Employee's employment with OMRF during the Term, including without limitation any claims arising upon or relating to the termination of this Agreement; claims for medical care or benefits under the workers' compensation laws; claims under Title VII of the Civil Rights Act of 1964 (42 U.S.C. Section 2000e et seq.) and its state law counterpart (25 O.S. Section 1101 et seq.); claims under the Age Discrimination in Employment Act (29 U.S.C. Section 621) and any similar state law statute; claims under the Americans with Disabilities Act (42 U.S.C. 12111, et seq.) and its state law counterpart; claims for breach of express contract, breach of implied contract, wrongful termination, or breach of public policy; claims under the Fair Labor Standard Act; and claims for benefits such as severance pay, sick leave, holiday pay, unaccrued vacation pay, birthday pay, incentive bonus, life insurance, group medical insurance or any other fringe benefits; provided, however, ZymeTx shall have no obligation to defend, indemnify or same OMRF harmless if any such liability, claim, charge or action arises solely from the actions or failure to act of OMRF, its agents or employees other than the Employees.

                 5.       TERMINATION.

                          5.1     Termination Upon Death.  If any Employee dies
during the Term, this Agreement shall terminate with respect to such Employee, except that OMRF shall be entitled to receive reimbursement for compensation expenses which had accrued through the date of Employee's death, including any workers compensation death benefits accruing after the date of death.





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                          5.2     Termination of Employee Services by ZymeTx.
ZymeTx has the right, at any time during the Term, to request that OMRF terminate the leasing of any Employee to ZymeTx, with or without cause. Such request shall be written and delivered to OMRF in accordance with the Notice provisions of this Agreement and shall specify the date by which ZymeTx requests the Employee's lease terminate. Upon receipt of ZymeTx's notice, OMRF shall take action to honor ZymeTx's request in accordance with the terms thereof. OMRF specifically reserves the right, in its sole discretion, to transfer the Employee from the ZymeTx project, department or area to work in another department or area at OMRF. If OMRF elects, in its sole discretion, to transfer the Employee, ZymeTx will not be liable to indemnify OMRF, as described in Section 4, for claims which wholly arise after the effective date of the transfer of the Employee. If ZymeTx requests the services of any leased employee be terminated, ZymeTx shall be liable to reimburse OMRF for all compensation and other employment related expenses for the Employee, as described in paragraph 4.1, through the effective date of the termination of the lease of the Employee to ZymeTx.

                          5.3     Termination of Agreement. Either ZymeTx or
OMRF may terminate this Agreement at any time, upon giving the other party sixty (60) days written notice of the party's intention to terminate this Agreement.

                 6.       OTHER PROVISIONS.

                          6.1     Notices.  Any notice or other communication
required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or, if mailed, five days after the date of deposit in the United States mail, as follows:

                                  (i)      If to ZymeTx, to:

                                           ZymeTx, Inc.
                                           25 N. W. 4th Street
                                           Oklahoma City, Oklahoma 73102
                                           Attention: President

                                  (ii)     If to OMRF, to:

                                           Oklahoma Medical Research Foundation
                                           825 N. E. 13th Street
                                           Oklahoma City, Oklahoma 73104
                                           Attention: President

                                  Any party may change its address for notice
hereunder by written notice to the other parties hereto.





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                          6.2     Entire Agreement.  This Agreement contains
the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, written or oral, with respect thereto.

                          6.3     Waivers and Amendments.  This Agreement may
be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege hereunder.

                          6.4     Governing Law.  This Agreement shall be
governed and construed in accordance with the laws of the State of Oklahoma applicable to agreements made and to be performed entirely within such state.

                          6.5     Assignment.  Neither party may assign any
rights under this Agreement without the written consent of the other party.

                          6.6     Counterparts.  This Agreement may be executed
in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                          6.7     Headings.  The headings in this Agreement are
for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                        ZYMETX, INC.


                                        By:  /s/  PETER G. LIVINGSTON
                                             ----------------------------------
                                             Peter G. Livingston, President


                                             OKLAHOMA MEDICAL
                                             RESEARCH FOUNDATION


                                        By:  /s/  MIKE D. MORGAN
                                             ----------------------------------
                                             Mike D. Morgan, Vice President
                                               of Business Affairs





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